EXHIBIT 99.1 (Final Draft for Legal/Accounting Review)

ClearOne, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Information
Related to Sale of Certain Assets to Biamp Systems, LLC
(Rule 8-05 and Article 11 of Regulation S-X compliant)

Basis of Presentation

The following unaudited pro forma condensed consolidated financial information illustrates the estimated effects of the Company’s sale of certain inventory, developed technology, and related intangible assets, along with certain contracts and transition rights (the “Transaction”), to Biamp Systems, LLC for $3,000,001 in cash, pursuant to the Asset Purchase Agreement dated October 24, 2025. The Company has prepared the unaudited pro forma condensed consolidated financial information pursuant to the requirements of Rule 8-05 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses. The unaudited pro forma condensed consolidated financial information is presented to illustrate the transaction accounting adjustments related to the Transaction. The unaudited pro forma condensed consolidated financial information is not intended to project the future results of operations that the Company may achieve after the Transaction.

The following unaudited pro forma condensed consolidated financial information should be read in conjunction with our historical financial statements and notes thereto as filed in our annual report on Form 10-K the year ended December 31, 2024 and quarterly report on Form 10-Q for the quarter ended June 30, 2025 filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2025 and August 14, 2025, respectively.

For pro forma purposes only:

  The unaudited pro forma condensed consolidated balance sheet gives effect to the Transaction as if it occurred June 30, 2025.
  The unaudited pro forma condensed consolidated statements of operations give effect to the Transaction as if it occurred January 1, 2024.

The Company retains only obligations and costs necessary to continue public-company operations and warranty support.  The unaudited pro forma condensed consolidated financial information does not reflect any future restructuring or strategic alternatives. The accompanying pro forma adjustments are based on estimates that have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial information prepared in accordance with the rules and regulations of the SEC. The unaudited pro forma condensed consolidated financial information does not purport to represent the actual results of operations that the Company would have achieved had the Transaction been completed on January 1, 2024 or June 25, 2025, as applicable.

Presentation of Adjustments

The effects are shown as:

  Transaction Accounting Adjustments (“TAA”) — direct effects of the asset sale
  Autonomous Entity Adjustments (“AEA”) — costs required to operate the remaining public Company

Disposal gain/loss and transaction-related costs are excluded from the unaudited pro condensed consolidated forma statements of operations because they are non-recurring.

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Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2025
(in thousands)

(in $000s)	Historical	TAA		AEA	Pro Forma
Cash	$1,132	$3,000		$(1,030)	$3,102
Restricted cash	1,678	-		-	1,678
A/R, net	1,053	-		-	1,053
Income tax receivable	29	-		-	29
Prepaids & other	4,131	-		-	4,131
Inventory, net	8,846	(8,454)		-	392
Total current assets	16,869	(5,454)		(1,030)	10,385
Long-term inventory, net	4,633	(4,633)			-
PP&E, net	370	-		-	370
Intangibles, net	1,453	(1,453)		-	-
Other assets	73	-		-	73
ROU asset	607	-		-	607
Total assets	$24,005	$(11,540)		$(1,030)	$11,435
Accounts payable	2,029	1,030		-	3,059
Accrued liabilities	2,268	-		-	2,268
Short-term note payable	3,008	-		-	3,008
Deferred revenue	12	-		-	12
Warranty liability	182	-		-	182
Lease liability – LT	405	-		-	405
Other LT liabilities	1,155	-		-	1,155
Total liabilities	9,059	1,030		-	10,089
Common & APIC	32,740	-		-	32,740
Accumulated deficit	(17,465)	(12,570)	*	(1,030)	(31,065)
AOCI	(329)	-		-	(329)
Total equity	14,946	(12,570)		(1,030)	1,346
Liabilities + Equity	$24,005	$(11,540)		$(1,030)	$11,435

 * Reduction to equity for disposal loss (not presented in P&L)

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Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2024
(in thousands)

(in $000s)	Historical	TAA	AEA	Pro Forma
Revenue	$11,386	$(11,386)	$-	$-
Cost of goods sold	8,757	(8,730)	-	27
Cost of goods sold	2,629	(2,656)	-	(27)
Sales and marketing	4,565	(4,543)	(22)	-
Research and product development	3,299	(3,291)	(8)	-
General and administrative	3,716	(1,483)	-	2,233
Amortization expense	260	(260)	-	-
Total operating expenses	11,840	(9,577)	(30)	2,233
Operating loss	(9,211)	6,921	30	(2,260)
Interest income (expense)	228	-	-	228
Other income, net	155	-	-	155
Loss before income taxes	(8,828)	6,921	30	(1,877)
Provision for income taxes	155	(155)	-	-
Net loss	$(8,983)	$6,766	$30	$(1,877)

Basic weighted average shares outstanding	1,599,533			1,599,533
Diluted weighted average shares outstanding	1,599,533			1,599,533

Basic loss per share	$(5.62)			$(1.17)
Diluted loss per share	$(5.62)			$(1.17)

G&A retained includes exec/admin, legal, audit, D&O, IT, limited facilities, and warranty labor.

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Unaudited Pro Forma Condensed Consolidated Statement of Operations
Six Months Ended June 30, 2025
(in thousands)

(in $000s)	Historical	TAA	AEA	Pro Forma
Revenue	$4,229	$(4,229)	$-	$-
Cost of goods sold	4,339	(4,339)	77	77
Gross profit (loss)	(110)	110	(77)	(77)
Sales and marketing	2,499	(2,011)	(488)	-
Research and product development	2,050	(1,532)	(518)	-
General and administrative	2,644	(989)	-	1,655
Amortization expense	102	(102)	-	-
Total operating expenses	7,295	(4,634)	(1,006)	1,655
Operating loss	(7,405)	4,744	929	(1,732)
Interest income (expense)	(8)	-	-	(8)
Other income, net	15	-	-	15
Loss before income taxes	(7,398)	4,744	929	(1,725)
Provision for income taxes	8	(8)	-	-
Net loss	$(7,406)	$4,752	$929	$(1,725)

Basic weighted average shares outstanding	1,691,836			1,691,836
Diluted weighted average shares outstanding	1,691,836			1,691,836

Basic loss per share	$(4.38)			$(1.02)
Diluted loss per share	$(4.38)			$(1.02)

G&A retained includes exec/admin, legal, audit, D&O, IT, limited facilities, and warranty labor.

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Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1 — Description of the Transaction

On October 24, 2025, ClearOne, Inc. (the “Company”) completed the sale of certain developed technology, other identifiable intangible assets, inventory, and associated contracts and transition rights to Biamp Systems, LLC (the “Buyer”) for $3,000,001 in cash (the “Transaction”). The Transaction was executed pursuant to the Asset Purchase Agreement dated October 24, 2025 (the “APA”).

Note 2 — Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial information is presented in accordance with Rule 8-05 and Article 11 of Regulation S-X.

For pro forma purposes only:

  The unaudited pro forma condensed consolidated balance sheet presents the Transaction as if it occurred on June 30, 2025.
  The unaudited pro forma condensed consolidated statements of operations present the Transaction as if it occurred on January 1, 2024, for all periods presented.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not indicate the financial condition or operating results of the Company had the Transaction occurred on the dates assumed, nor do they project future financial performance.

Note 3 — Transaction Accounting Adjustments (“TAAs”)

TAAs reflect the direct accounting effects of the Transaction and include:

  Derecognition of inventory sold of approximately $13.1 million
  Derecognition of developed technology and other identifiable intangible assets of approximately $1.5 million
  Recognition of cash proceeds of $3.0 million
  Recognition of incremental Flextronics final inventory obligations of approximately $1.0 million, treated as disposal-related loss directly attributable to the sold inventory.

The disposal gain or loss is recognized as an adjustment to equity only in the unaudited pro forma condensed consolidated balance sheet and is not reflected in the unaudited pro forma condensed consolidated statements of operations because the disposal effect is a non-recurring item directly attributable to the Transaction.

Note 4 — Autonomous Entity Adjustments (“AEAs”)

AEAs reflect adjustments to historical results to remove expenses not expected to continue and to add expenses necessary to operate the remaining public-company structure, resulting in the Company’s continuing cost profile following the Transaction:

These adjustments include:

  Elimination of costs associated exclusively with the disposed revenue-generating operations, including commercial sales, product development, and manufacturing support functions
  • Retention of public-company costs, such as audit, legal, board compensation, insurance, IT, and limited facility costs
  • Retention of warranty support personnel and related spare parts management activities to service existing warranties

These adjustments are factually supportable, directly attributable to the change in operations, and are expected to have a continuing impact on the Company’s financial statements.  Amounts shown in the AEA column represent the net adjustments necessary to reconcile historical results to the Company’s expected continuing operations.

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Note 5 — Warranty Obligations

The Company retained responsibility for warranty obligations related to products previously sold. The Company retained approximately $0.39 million of warranty-related inventory, inclusive of capitalized manufacturing overhead (approximately 28%), which is expected to service substantially all warranty claims.

A warranty liability of approximately $0.18 million is retained.

The Company may incur future cash refund obligations once retained inventory is exhausted; however, such future outflows cannot be reliably estimated and therefore are not reflected in the unaudited pro forma condensed consolidated financial information.  Warranty labor costs are presented within cost of goods sold in the unaudited pro forma condensed consolidated statements of operations.

Note 6 — Income Taxes

The Company has incurred operating losses in recent years and maintains a full valuation allowance against deferred tax assets.  Accordingly, no tax effects have been included in the unaudited pro forma condensed consolidated financial statements.

Actual tax effects may differ materially.

Note 7 — Excluded Non-Recurring Items

The following items are directly attributable to the Transaction and are non-recurring and therefore are excluded from the unaudited pro forma condensed consolidated statements of operations:

  Employee separation and restructuring costs
  Facilities exit costs, including headquarters closure
  Certain country shutdown and compliance wind-down expenses
  Transaction-related legal, advisory, and other professional fees
  Disposal gain/loss recognized in connection with the Transaction
  Incremental settlement amounts relating to disposition of pre-existing supply chain obligations not reflective of ongoing operations

These items are reflected in the unaudited pro forma condensed consolidated balance sheet only to the extent accrued as of June 30, 2025.

Note 8 — Subsequent Events

The Company will continue to evaluate the effects of the Transaction on its business strategy and capital structure. The Company expects to operate with a reduced cost structure while continuing to assess alternatives available to a public registrant.

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